                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               ________________


                                   FORM 8-K



                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported)
                               November 13, 1998


                           COLGATE-PALMOLIVE COMPANY
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


                   1-644-2                        13-1815595
                   -------                        ----------
          (Commission File Number)  (IRS Employer Identification No.)


                 300 Park Avenue, New York, NY          10022
                 -----------------------------          -----
             (Address of principal executive offices)  (Zip code)


       Registrant's telephone number, including area code (212) 310-2000
                                                          --------------

 Total number of sequentially numbered pages in this filing, including exhibits thereto: 4
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ITEM 5.  OTHER EVENTS.
         -------------

Cautionary Statement on Forward-Looking Statements

      From time to time, the Company may make statements which constitute or contain "forward-looking" information as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Such statements may relate, for example, to sales or volume growth, earnings growth, financial goals, cost reduction plans, new product introductions and year 2000 readiness among other matters. The Company cautions investors that any such forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in the Company's forward-looking statements. The following are some of the factors that could cause actual results to differ materially from forward-looking statements:

     (1) Global Economic Conditions. The Company operates on a global basis, with approximately 70% of its net sales in 1997 coming from overseas operations. As a result, the Company is subject to the risks associated with international operations, such as economic recession, inflation, movements in currency exchange rates, trade restrictions, tax changes, political and legal instability, the imposition of trade restrictions and similar factors beyond the control of the Company.

     (2) Competition. The Company faces vigorous competition from multinational consumer products companies throughout the world with the same or greater resources than the Company. Such competition is based on pricing of products, promotional activities, advertising, new product introductions and other activities of competitors, the timing and scale of which cannot be foreseen by the Company. The Company's ability to compete also depends on the strength of its brands and its ability to protect its patent, trademark and trade dress rights and defend against related challenges brought by competitors.

     (3) Retail Trade. The Company can be negatively affected by changes in the policies of its retail trade customers, such as inventory de-stocking, limitations on access to shelf space and other conditions. With the growing trend towards retail trade consolidation, especially in developed markets such as the United States and Europe, the Company is increasingly dependent on key retailers, and these retailers have increasingly greater bargaining strength. In addition, private label brands sold by retail trade chains are becoming a source of competition for the Company.

     (4) New Products/Line Extensions. The Company's growth depends in part on the successful development and introduction of new products and line extensions, which face the uncertainty of retail and consumer acceptance and reaction from competitors. In addition, the Company's ability to create new products and line extensions is affected by its ability to develop technological innovations, and to anticipate successfully consumer needs and preferences.
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     (5)  Cost Pressures. The Company's ability to manage its cost structure can be adversely affected by movements in raw material prices and by unanticipated delays or difficulties in achieving cost efficiencies in manufacturing and distribution. In addition, the Company's move to global suppliers, to achieve cost reductions and simplify its business, has resulted in an increasing dependence on key suppliers.

     (6) Manufacturing. As a company engaged in manufacturing on a global scale, the Company is subject to the risks inherent in such activities, including industrial accidents, environmental events, strikes and other labor disputes, loss of key employees, product quality issues, natural disasters and other external factors over which the Company has no control.

     (7) Year 2000. The Company's efforts to avoid business interruptions associated with the year 2000 issue depends upon its ability to locate and correct all relevant computer code and embedded chips, the year 2000 readiness of external parties, such as suppliers, customers, utilities and others, the availability and cost of personnel trained in the area of system conversion, equipment assessment and remediation and similar uncertainties.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    COLGATE-PALMOLIVE COMPANY



Date: November 13, 1998             By: /s/ ANDREW D. HENDRY
                                        ------------------------------
                                        Andrew D. Hendry
                                        Senior Vice President
                                        General Counsel and Secretary